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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement
of The Hertz Corporation on Form S-8 (File No. 333-     ) of our report dated
January 19, 1999, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the 1998 Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP


Florham Park, New Jersey
June 11, 1999

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